Calculation of Filing Fee Tables
S-4
Aureus Greenway Holdings Inc
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, par value $0.001 per share	Other	186,374,316		$ 1,364,087.52	0.0001381	$ 188.38
Fees to be Paid	2	Equity	Options to purchase Common Stock	Other	23,141,023		$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	Warrants to purchase Common Stock	Other	28,570,809		$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,364,087.52		$ 188.38
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 188.38
Offering Note
[1]	Represents the maximum number of shares of common stock, par value $0.001 per share, ("AGH Common Stock") of Aureus Greenway Holdings Inc. ("AGH") estimated to be issuable in connection with the Merger, consisting of the sum of: (a) 79,662,484 shares of AGH Common Stock issuable as Base Consideration, equal to the product of (i) 132,952 shares of Autonomous Power Corporation ("Powerus") common stock, par value $0.001 per share ("Powerus Common Stock"), outstanding immediately prior to the Merger and (ii) the Exchange Ratio of 599.18229 shares of AGH Common Stock per share of Powerus Common Stock; plus (b) 55,000,000 shares of AGH Common Stock issuable as Earn Out Shares pursuant to the First Amendment to the Agreement and Plan of Merger, which are deemed fully earned, vested and non-contingent as of the closing of the Merger; plus (c) 23,141,023 shares of AGH Common Stock issuable upon exercise of replacement options (the "Replacement Options") issued in substitution for the 38,621 outstanding options to purchase Powerus Common Stock, after giving effect to the Exchange Ratio; plus (d) 28,570,809 shares of AGH Common Stock issuable upon exercise of replacement warrants (the "Replacement Warrants") issued in substitution for the 47,683 outstanding warrants to purchase Powerus Common Stock, after giving effect to the Exchange Ratio. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of AGH Common Stock that may become issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 457(f)(2) under the Securities Act, because there is no established public trading market for the shares of Powerus Common Stock to be exchanged in the Merger, the proposed maximum aggregate offering price was calculated based on the book value, as of March 31, 2026, of the 132,952 shares of Powerus Common Stock that will be exchanged in the Merger, which amount equals $1,364,087.52.

[2]	Represents the maximum number of Replacement Options issuable in substitution for the 38,621 outstanding options to purchase Powerus Common Stock, after giving effect to the Exchange Ratio of 599.18229 shares of AGH Common Stock per share of Powerus Common Stock, expressed on an as-converted, underlying-share basis. The registration fee with respect to the Replacement Options has been allocated to the underlying shares of AGH Common Stock issuable upon exercise of such options, as described in footnote (1).

[3]	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is payable with respect to the Replacement Warrants because the shares of AGH Common Stock issuable upon exercise of the Replacement Warrants are being registered concurrently on this Registration Statement, as described in footnote (1). Represents the maximum number of Replacement Warrants issuable in substitution for the 47,683 outstanding warrants to purchase Powerus Common Stock, after giving effect to the Exchange Ratio of 599.18229 shares of AGH Common Stock per share of Powerus Common Stock, expressed on an as-converted, underlying-share basis. The registration fee with respect to the Replacement Warrants has been allocated to the underlying shares of AGH Common Stock issuable upon exercise of such Replacement Warrants, as described in footnote (1).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date